Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On October 1, 2021 (the “Closing Date”), Expro Group Holdings N.V., a public company organized under the laws of the Netherlands formerly named Frank’s International N.V. (“Expro,” the “Company,” or the “Combined Company”), completed its merger (the “Merger”) with Expro Group Holdings International Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands (“Legacy Expro”), pursuant to the Agreement and Plan of Merger, dated March 10, 2021, by and among the Company, Legacy Expro, and New Eagle Holdings Limited (“Merger Sub”), an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly owned subsidiary of the Company (the “Merger Agreement”). References to “Frank’s” refer to Frank’s International N.V., the predecessor reporting entity prior to the Merger.

The following unaudited pro forma condensed combined financial information give effect to the Merger using the acquisition method of accounting, in accordance with U.S. GAAP, for business combinations, with Legacy Expro deemed to be the accounting acquirer in the reverse merger due to, but not limited to, the following:

•	As of the Closing Date, shareholders of Frank’s owned approximately 35% of the Combined Company and former shareholders of Legacy Expro owned approximately 65% of the Combined Company;

•	Legacy Expro’s relative size in relation to the Combined Company;

•

The Chief Executive Officer of Legacy Expro immediately before the Merger became the Chief Executive Officer of the Combined Company, the Chief Financial Officer of Legacy Expro immediately before the Merger became the Chief Financial Officer of the Combined Company, and the Chief Operating Officer of Legacy Expro immediately before the Merger became the Chief Operating Officer of the Combined Company; and

•	Pursuant to the terms of the Merger, six of the nine members of the board of directors of the Combined Company were designated by Legacy Expro.

The pro forma adjustments have been made solely for the purpose of providing unaudited pro forma condensed combined financial information prepared in accordance with the rules and regulations of the Securities and Exchange Commission.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2021 gives pro forma effect to the Merger as if it had occurred on January 1, 2021.

The unaudited pro forma condensed combined financial information have been prepared for illustrative purposes only and do not represent the consolidated statement of financial position or consolidated results of operations had the Merger been completed as of the date indicated. See the notes to the unaudited pro forma condensed combined financial information below for a discussion of assumptions made. The unaudited pro forma condensed combined financial information do not project the Combined Company’s results of operations or financial position for any future period or date.

The unaudited pro forma condensed combined consolidated statement of operations has been prepared from and should be read in conjunction with:

a)	the accompanying notes to the unaudited pro forma condensed combined consolidated financial statements;

b)	the historical audited financial statements of Expro Group Holdings N.V. for the year ended December 31, 2021, included in the Company’s Form 10-K (the “10-K”); filed with the SEC on March 8, 2022 ;

c)

the historical financial statements of Frank’s International Holdings N.V. for the nine months period ended September 30, 2021, included the Quarterly Report on Form 10-Q (the “3Q 10-Q”); filed with the SEC on November 8, 2021;

The unaudited pro forma condensed combined financial information constitute forward-looking information and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. See “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” discussed or referenced in the Company’s 10-K and Frank’s 3Q 10Q.

EXPRO GROUP HOLDINGS N.V. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(in thousands, except shares and per share amounts)

	Expro Year ended December 31, 2021	Frank’s Nine-months ended September 30, 2021	Reclassification Adjustments (Note 2)	Ref		Transaction Accounting Adjustments (Note 3)	Ref		Pro Forma Combined
	(a)	(b)
Total revenue	$825,762	$317,593	$—			$—			$1,143,355

Operating costs and expenses
Cost of revenue, excluding depreciation and amortization	701,165	243,992	27,550	2	(a)	—			972,707
General and administrative expense, excluding depreciation and amortization	73,880	51,465	(24,585)	2	(a)	—			100,760
Impairment charges	—	—	171	2	(a)	—			171
Depreciation and amortization	123,866	45,531	—			(9,125)	3	(a)(b)	160,272
Gain on disposal of assets	(1,000)	(1,733)	1,733	2	(a)	—			(1,000)
Merger and integration costs	47,593	—	12,121	2	(b)	—			59,714
Severance and other charges	7,826	13,733	(12,292)	2	(a)(b)	—			9,267

Total operating cost and expenses	953,330	352,988	4,698			(9,125)			1,301,891
Operating loss	(127,568)	(35,395)	(4,698)			9,125			(158,536)
Non-operating income (expense):
Interest and finance charges (expense)/income, net	(8,795)	(555)	—			—			(9,350)
Other income, net	3,992	877	—			—			4,869
Other	—	(4,698)	4,698	2	(a)	—			—

Loss before taxes and equity in income of joint ventures	(132,371)	(39,771)	—			9,125			(163,017)
Equity in income of joint ventures	16,747	—	—			—			16,747

Loss before taxes	(115,624)	(39,771)	—			9,125			(146,270)
Income tax expense	(16,267)	(11,812)	—			—			(28,079)

Net loss	$(131,891)	$(51,583)	$—			$9,125			$(174,349)

Weighted average number of common shares outstanding:

Basic and diluted	80,525,694	37,957,432							109,013,794

Net loss per share:

Basic and diluted	$(1.64)	$(1.36)							$(1.60)

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial information.

a)

Represents Expro’s historical statement of operations for the year ended December 31, 2021, as reported in Expro’s Form10-K filed with SEC dated March 8, 2022, which includes the consolidated results of operations of only Legacy Expro for all periods prior to the Merger and of the combined company (including activities of Frank’s) for all periods subsequent to the Merger.

b)	Represents Frank’s historical statement of operations for the period from January 1, 2021 to September 30, 2021 as reported in the 3Q 10-Q

EXPRO GROUP HOLDINGS N.V. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

The unaudited pro forma condensed combined financial information and related notes are prepared in accordance with Article 11 of Regulation S-X and present the historical financial information of Legacy Expro and Frank’s and presents the pro forma effects of the Merger and certain transaction accounting adjustments described herein. The historical financial information of Legacy Expro and Frank’s have been prepared in accordance with U.S. GAAP.

The unaudited pro forma condensed combined financial information were prepared using the acquisition method of accounting, with Legacy Expro as the accounting acquirer, using fair value concepts, and based on the respective historical consolidated financial statements of Legacy Expro and Frank’s.

The pro forma adjustments represent management’s best estimates and are based upon currently available information and certain assumptions that management believes are reasonable under the circumstances.

The unaudited pro forma condensed combined financial information are not necessarily indicative of what the Combined Company’s financial position or results of operations would have been had the Merger been completed on the date indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the Combined Company.

There were no material transactions between Legacy Expro and Frank’s during the periods presented in the unaudited pro forma condensed combined financial information.

2.	Accounting Policies and Reclassification Adjustments

The accounting policies used in the preparation of the unaudited pro forma condensed combined financial information are those set out in Expro’s consolidated financial statements for the year ended December 31, 2021. Based on the procedures performed, the accounting policies of Frank’s are similar in all material respects to Legacy Expro’s accounting policies.

In addition, certain reclassification adjustments have been made to the unaudited pro forma condensed combined financial information to conform Frank’s historical financial statement presentation to Legacy Expro’s financial statement presentation.

a)

The following reclassification adjustments were made to the unaudited pro forma condensed combined information of operations for the year ended December 31, 2021, to conform to the Legacy Expro presentation:

•	Reclassification of $29.2 million of non-corporate overhead costs from General and administrative to Cost of revenues;

•	Reclassification of $0.2 million of impairment charges from Impairment charges to Severance and other charges;

•	Reclassification of $1.7 million, of gain on disposal of assets of Legacy Franks’ from Gain on disposal of assets to Cost of revenue; and

•	Reclassification of $4.7 million of foreign currency loss from Other to General and administrative.

b)

A reclassification adjustment has been made to separately classify transaction expenses in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021. The adjustment has been made to conform the unaudited pro forma condensed combined statements of operations with how the Combined Company will present transaction expenses. Franks’ has historically recognized $12.1 million for the nine months ended September 30, 2021, of costs in Severance and other charges. These costs have been reclassified to a separate Merger and integration costs financial statement line item.

EXPRO GROUP HOLDINGS N.V. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (Continued)

3.	Notes to Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2021—Pro Forma Adjustments

(a)

Reflects the incremental intangible asset amortization expense, resulting from the fair value of intangible assets recorded from the Merger. The adjustment increases intangible asset amortization expense for the year ended December 31, 2021 and is illustrated in the table below.

	Fair Value (in thousands)	Estimated Useful Life (in years)	Year ended December 31, 2021 (in thousands)
Trademarks	$7,300	10	$730
Tradename	9,700	10	970
Customer relationships	7,000	10	700
Patented technology	43,600	15	2,907
Research and development	36,320	15	2,421
License Agreements	737	1	737

	$101,657		$8,465

Historical amortization expense for Legacy Frank’s for the nine months ended September 30, 2021			(3,416)
Historical amortization expense attributable to intangibles acquired during Merger for the three months ended December 31, 2021			(1,932)

Total amortization expense included in Depreciation and amortization attributable to intangibles acquired during Merger			(5,348)

Total Pro forma amortization expense adjustment to Depreciation and amortization			$3,117

(b)	Reflects an adjustment to depreciation expense from the revaluation of property, plant and equipment and reassessment of useful lives for the year ended December 31, 2021.

The estimated useful lives range from one to 41 years.

Year ended December 31, 2021 (in thousands)
Historical depreciation expense for Legacy Franks’ for the nine months ended September 30, 2021	$(42,115)
Historical depreciation expense attributable to property plant and equipment acquired during Merger for the three months ended December 31, 2021	(9,932)

Total depreciation expense included in Depreciation and amortization attributable to property plant and equipment acquired during Merger	(52,047)
Pro forma depreciation expense	39,805

Total pro forma depreciation expenses adjustment to Depreciation and amortization	$(12,242)

EXPRO GROUP HOLDINGS N.V. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (Continued)

3.	Notes to Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2021—Pro Forma Adjustments (continued)

(c)	Potentially dilutive equity-based awards outstanding were excluded from the computation of pro forma diluted net loss as their effect would be anti-dilutive.